EMPLOYMENT AGREEMENT

                                      with

                               MICHAEL J. HARTNETT

            This Employment Agreement (the "Employment Agreement") is entered into effective as of this 23rd day of June, 1997 (the "Commencement Date"), between Roller Bearing Company of America, Inc., a Delaware corporation ("Employer" or the "Company"), and Michael J. Hartnett Ph.D. ("Employee"). Employer hereby employs Employee and Employee hereby accepts employment, on the terms and conditions hereinafter set forth.


            1. Term. Subject to the terms and conditions of this Agreement, the Company shall employ Employee as its President and Chief Executive Officer, for a term commencing on the Commencement Date hereof and continuing until June 30, 2002, unless earlier terminated pursuant to the provisions of Section 7 hereof (the "Term").


            2. Duties.

            (a) During the Term, Employee agrees to serve Employer as its President, Chief Executive Officer and Chairman of its Board of Directors (the "Board"), reporting to the Board, and in such other executive capacities as may be requested from time to time by the Board or a duly authorized committee thereof; provided that (i) Employee's duties shall at all times be limited to those commensurate with the foregoing offices, and (ii) Employee shall not be obligated, without his consent, to relocate his principal office location from Fairfield, Connecticut (or the surrounding area), although the foregoing limitation is not intended to limit Employee's requirement, in the normal course of business, to travel to the Employer's other business locations. Employee shall serve, if elected, as a member of the Board, and shall render similar such services for corporations directly or indirectly controlled by Employer or by Roller Bearing Holding Company, Inc. ("Employer's Affiliates") as Employer may from time to time reasonably request (but only such services as shall be consistent with the duties Employee is to perform for Employer and with Employee's stature and


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

experience). All duties and services contemplated by this Section 2 are hereinafter referred to as the "Services."

            (b) During the Term, Employee will devote his full business time and attention to, and use his good faith efforts to advance, the business and welfare of Employer; provided that the foregoing shall not restrict Employee's rights to engage in passive investment activities, to serve on the boards of directors of other entities (so long as such activities are not violative of Section 3 below), or to engage in civic and other similar activities.

            3. Confidential Information and Covenant Not to Compete.

            (a) Employee hereby agrees that, during the Term and thereafter, he will not disclose to any Person, or otherwise use or exploit in competition with Employer or Employer's Affiliates, any of the proprietary or confidential information or knowledge treated by the Employer or Employer's Affiliates as confidential, including without limitation, trade secrets, processes, records of research, information included in proposals, reports, methods, processes, techniques, computer software or programming, or budgets or other financial information, regarding Employer or Employer's Affiliates, its or their business, properties or affairs obtained by him at any time (i) during the Term or (ii) during any employment of Employee with the Employer or any of Employer's Affiliates prior to the Commencement Date ("Prior Employment"), except to the extent required to perform the Services; provided that the foregoing shall not apply to: (x) information in the public domain other than by reason of a violation of this Agreement by Employee, or (y) information that Employee is compelled to disclose by operation of law or legal process (so long as Employee provides Employer with prior notice of any such compelled disclosure and an opportunity to defend against such disclosure), or (z) information generally known to Employee by reason of his particular expertise that is not specific to the Employer.

            (b) Employee hereby agrees that during the Term and for a period of two years thereafter (the "Non-Compete Term"), he will not (a) engage in or carry on, directly or indirectly, any Competing Business in any Territory in which such Competing Business is then engaged in by the Employer or Employer's Affiliates, (b) allow his name to be used by any Person engaged in any Competing Business, (c) invest in, directly or indirectly, any Person engaged in any Competing Business, or (d) serve as an officer or director, employee, agent, associate or consultant of any Person engaged in a Competing Business (other than Employer or


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any Employer's Affiliate). Notwithstanding the foregoing, the Non-Compete Term shall be only the Term hereof in the event Employee's employment hereunder is terminated by the Employer hereunder without cause (as provided in Section 7(c) below.) Subject to Section 2(b) hereof, nothing herein shall prohibit the Employee from (x) investing in any business that is not a Competing Business or
(y) investing in a publicly-held entity if such investment (individually or as part of a group) is limited to not more than five percent (5%) of the outstanding equity issue of such entity.

            (c) All intellectual properties developed by Employee during the Term or during any Prior Employment and related to the business (or foreseeable business prospects) of the Employer shall be for the account of the Employer. Employee agrees to enter into such agreements (including transfer documents) as may be reasonably required by Employer to confirm the foregoing.

            (d) Employee shall not, during the Non-Compete Term, directly or indirectly, solicit or induce or attempt to solicit or induce any affiliate, director, agent, or employee of Employer or any of Employer's Affiliates or contractor then under contract to the Employer, to terminate his, her or its employment or other relationship for the purpose of entering into an employment or other relationship with any of the Employer's competitors or for any other purpose or no purpose. Employee shall not, during the Non-Compete Term, directly or indirectly, solicit or induce or attempt to solicit or induce any customer or supplier of Employer or of any of Employer's Affiliates to terminate his, her or its relationship for the purpose of entering into a similar relationship with any competitors of Employer or Employer's Affiliates or for any other purpose or no purpose.

            (e) As used in this Agreement the following terms shall be defined as follows:

            "Person" means any natural person, partnership, corporation, trust, company or other entity.

            "Competing Business" means any business or commercial activity (including, without limitation, research and development) that is carried on in any material respect during the Term by Employer or any Employer's Affiliate.

            "Territory" means the geographical area in which the Employer or any of the Employer's Affiliates engages in any business (other than an insignificant amount of business).


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

            (f) Employee agrees that the remedy at law for any breach by him of any of the covenants and agreements set forth in this Section 3 will be inadequate and will cause immediate and irreparable injury to Employer and that in the event of any such breach, Employer, in addition to the other remedies which may be available to it at law, shall be entitled to obtain injunctive relief prohibiting him (together with all those persons associated with him) from the breach of such covenants and agreements.

            (g) The parties hereto intend that the covenants and agreements contained in this Section 3 shall be deemed to include a series of separate covenants and agreements, one for each and every county of the states in which the Employer or any of the Employer's Affiliates does business. If in any judicial proceeding a court shall refuse to enforce all of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

            4. Indemnification. Employee shall be indemnified by Employer, to the maximum extent permitted by Delaware law at the time of the assertion, against any liability against Employee arising out of or relating to his status as an employee acting within the course and scope of employment, officer or director of Employer or any Employer's Affiliate at any time during the Term, whether such liability is asserted during or after the Term.

            5. Base Salary and Benefits. During the Term, Employer shall pay Employee a salary at the rate of thirty one thousand, two hundred fifty dollars and ($31,250.00) per month payable at least as frequently as monthly and subject to payroll deductions as may be necessary or customary in respect of Employer's salaried employees ("Base Salary"). The Base Salary will be subject to an automatic annual increase effective April 1 of each year during the Term in a percentage amount equal to the greater of (i) five percent (5%) or (ii) the annual percentage increase in the All-Items Consumer Price Index for All Urban Consumers for such year as determined for the month of January. Employee shall also be entitled to receive the normal executive benefits of Employer and the benefits set forth in Schedule A hereto (the "Additional Benefits") and to the following (the "Special Benefits"):

            (a) four weeks of paid vacation for each twelve month period during the Term, to accrue pro rata during the course of each such twelve month period; and


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

            (b) medical and hospitalization insurance furnished to all other executive employees of Employer, as such insurance may be in effect from time to time (subject always to the right of Employer to amend such insurance).


            6. Expenses. Employer will pay or reimburse Employee for such reasonable travel, entertainment, or other expenses as he may incur on behalf of Employer during the Term in connection with the performance of his duties hereunder. Employee shall furnish Employer with such evidence that such expenses were incurred as Employer may from time to time reasonably require or request.


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

            7. Termination of Employment. Notwithstanding Section 1 hereof, the Term may be terminated prior to June 30, 2002, under the following circumstances:

            (a) Death or Total Disability. The Term shall automatically and immediately terminate upon Employee's death or "Total Disability." For purposes of this Agreement, "Total Disability" shall mean Employee's physical or mental incapacitation or disability that renders Employee unable to perform the Services as performed prior to such incapacitation or disability for a period of twenty-six (26) consecutive weeks or during any one hundred fifty (150) business days (whether or not consecutive) during any twelve (12) month period during the Term.

            (b) Termination by Employer for Cause. Employer, at its election, shall have the right to terminate the Term, by written notice to Employee to that effect, for "Cause". The term "Cause" shall mean:

            (i) any act of fraud, embezzlement, theft or commission of a crime involving moral turpitude;

            (ii) any material breach by Employee of any material covenant, condition, or agreement in this Agreement ("Employee's Material Breach"); or

            (iii) any chemical dependency by Employee (other than in connection with medicines prescribed for Employee).

To terminate the Term pursuant to this Section 7(b), Employer shall give written notice ("Cause Notice") to the Employee specifying the claimed Cause. If Employee fails to cure the same within thirty (30) days after the receipt of the applicable Cause Notice (or such longer period as may be reasonably required if such actions are subject to cure), the Term shall terminate at the end of such thirty (30) day period or such longer reasonable period, as the case may be. Notwithstanding anything that may be interpreted to the contrary, it is expressly agreed that no act of the type contemplated by or described in Section 7(b)(i) shall be capable of being cured by Employee and the Employer may terminate Employee immediately without the requirement for such cure period.

            (c) Termination by Employer Without Cause. Employer shall have the right, at its election, to terminate the Term at any time for any reason other than "Cause" upon not less than sixty (60) days prior written notice to Employee.


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

            (d) Termination by Employee. Employee shall have the right, at his election, to terminate the Term at any time by written notice to Employer upon not less than one hundred twenty (120) days prior written notice; provided, however, that (i) such notice period shall be thirty (30) days in the case of a termination for "Good Reason"; and (ii) if such termination is other than for Good Reason the Term, for purposes of Section 3(b) and (d), shall continue through June 30, 2002.

            (e) Salary and Benefits in Event of Termination. Upon termination of the Term, the following shall be applicable, notwithstanding anything to the contrary elsewhere herein:

            (i) If the Term is terminated by Employer pursuant to Section 7(b) or by Employee pursuant to Section 7(d) other than for "Good Reason," Employee shall thereafter be entitled to the Base Salary, the Special Benefits and the Additional Benefits only until the effective date of such termination, unless otherwise agreed by Employer.

            (ii) If the Term is terminated (A) pursuant to Employee's death or Total Disability pursuant to Section 7(a) hereof, or (B) by the Employer without Cause pursuant to Section 7(c) hereof, or (C) by Employee with Good Reason pursuant to Section 7(d) hereof, (x) Employer shall thereafter pay to Employee the Base Salary due to Employee for the then remainder of the Term, net of any benefits paid to Employee pursuant to any policy of disability insurance maintained by Employer, plus a pro rata portion of the Employee's annual bonus for the fiscal year of the Employer in which such termination occurs (provided that in the case of Employee's death or Total Disability such payment and benefits shall extend for no longer than two (2) years following such event), and (y) Employee shall be entitled to the Special Benefits described in Section 5(b) hereof for the then remainder of the Term.

            (f) Good Reason. For purposes of this Agreement, Good Reason shall mean any of the following which occurs subsequent to the date of this Agreement:

            (i) a substantial reduction in the Employee's position, duties, responsibilities and status with the Company inconsistent with the Employee's duties, responsibilities and status immediately prior to a change in the


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

            Employee's titles or offices, or any removal of the Employee from or any failure to reelect the Employee to any of such positions, except in connection with the termination of his employment for disability, retirement or Cause or by the Employee other than for Good Reason;


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

            (ii) a relocation of Employee without his consent to a location more than 75 miles from the Company's headquarters at Fairfield, Connecticut;

            (iii) any material breach by the Company of any provision of this Agreement; or

            (iv) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

            (g) Delivery of Records upon Termination. Upon termination of the Term, Employee will deliver to Employer all records of research, proposals, reports, memoranda, computer software and programming, budgets and other financial information, and other materials or records (including any copies thereof) made, used or obtained by Employee in connection with his employment by Employer and/or any Employer's Affiliate.

            8. Miscellaneous.

            (a) Modification and Waiver of Breach. No waiver or modification of this Employment Agreement shall be binding unless it is in writing signed by the parties hereto and expressly stating that it is intended to modify this Agreement. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

            (b) Notices. All notices and other communications required or permitted under this Employment Agreement shall be in writing, served personally on, or made by certified or registered United States mail to, the party to be charged with receipt thereof. Notices and other communications served in person shall be deemed delivered when so served. Notices and other communications served by mail shall be deemed delivered hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to whom such notice or communications is to be given, in the case of

            (i) Employer:

            Roller Bearing Holding Company, Inc.
            c/o Roller Bearing Company of America, Inc.
            60 Round Hill Road


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

            Fairfield, Connecticut  06430

            (ii)  Employee:

            Michael J. Hartnett
            c/o Roller Bearing Company of America, Inc.
            60 Round Hill Road
            Fairfield, Connecticut  06430

            Any party may change said party's address for purposes of this Section by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

            (c) Counterparts. This instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Employment Agreement.

            (d) Governing Law. This Employment Agreement shall be construed in accordance with, and governed by, the internal laws of the State of Delaware applicable to agreements executed and to be performed in such state without regard to principles of choice of law or conflicts of laws.

            (e) Complete Employment Agreement. This Employment Agreement and its Exhibits and Schedules, together contain the entire agreement between the parties hereto with respect to the subject matter of this Employment Agreement and supersedes all prior and contemporaneous oral and written negotiations, commitments, writings, and understandings with respect to the subject matter of Employee's relationship with Employer.

            (f) Non-Transferability of Employee's Interest. None of the rights of Employee to receive any form of compensation payable pursuant to this Employment Agreement shall be assignable or transferable. Any attempted assignment, transfer, conveyance, or other disposition of any interest in the rights of Employee hereunder shall be void.


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

            IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement on the day and year First above written.


EMPLOYEE:                           EMPLOYER:

                                    ROLLER BEARING COMPANY OF
                                    AMERICA, INC.


_________________________________   By:_________________________________________

MICHAEL J. HARTNETT                 Name:_______________________________________

                                    Title:______________________________________


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

                                   SCHEDULE A

                                MICHAEL HARTNETT
                                EMPLOYEE BENEFITS

            1. Continuation of existing life insurance coverage in the amount of $1,500,000, with Employee's designees as beneficiaries.

            2. Executive Medical Coverage ($6000 supplemental coverage).

                Dental insurance.

                Prescription drug coverage.

                The above benefits are subject to change at any time at the discretion of the Board of Directors of Employer; provided that such coverages provided to Employee shall at all times be consistent with coverages provided to others of Employer's executive employees.

            3. Disability insurance (as currently provided by Roller Bearing Company, provided that such insurance may be modified from time to time at the discretion of the Board of Directors of Employer).

            4. Employee shall be entitled to an annual performance bonus with respect to each fiscal year of the Employer during which Employee remains an employee of the Company, in an amount determined as a percentage of Employee's Base Salary, based on the following criteria:

      Percentage of Actual EBITDA to Plan           Amount of Bonus
      -----------------------------------           ---------------
               Less than 90%                  Discretion of Board of Directors
                         90%                    75% of Base Salary
                        100%                    100% of Base Salary
                        110% or higher          150% of Base Salary

The amount payable under this paragraph 3, if any, shall be paid to Employee within fifteen (15) days following the delivery of the Company's financial statements for each fiscal year of the Employer during the Term, but in no event later than one hundred twenty (120) days following the end of such fiscal year.


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

            "Plan" shall mean the operating plan established by the Employee, in his status as CEO of Employer and as approved by the Board within thirty (30) days following the beginning of each fiscal year, as applicable to Employer and all of Employer's Affiliates and as applicable to the determination of bonuses payable to others of Employer's (and Employer's Affiliates) employees to the extent such bonuses are calculated by reference to operating results.

            "EBITDA" shall mean the income of the Employer and the Employer's Affiliates increased by interest, taxes, depreciation and amortization, calculated in a manner consistent with the calculation of the Plan.

            For the purposes hereof, (i) the performance bonus for the fiscal year ending March 31, 1998 shall encompass the period beginning April 1, 1997 and the Plan for such fiscal year shall be $26,000,000; and (ii) the performance bonus for the period April 1, 2002 through June 30, 2002 shall be calculated on the basis of the Plan for fiscal year ending March 31, 2003, pro rated for the applicable short period.

            5. Contributions by Employer to 401(K) or other pension or profit sharing plans pursuant to arrangements applicable to all executive level employees.

            6. The Employer shall maintain an apartment in Los Angeles for use by the Employee while on business.


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